Exhibit 8.1

CONRAD C. LYSIAK
Attorney and Counselor at Law
West 601 First Avenue
Suite 503
Spokane, Washington 99201

Tel: (509) 624-1475
Fax: (509) 747-1770

May 10, 2006

Board of Directors
Locate Technologies, Inc.
3124 Parsons Road
Edmonton, Alberta
Canada T6N 1L6

I have acted as counsel to Locate Technologies Inc. (the "Company") in connection with a public offering of certain shares of common stock in the Company (the "Shares") as described in the Company's registration statement on Form F-1 (the "Registration Statement") filed by the Company under the United States Securities Act of 1933 (the "Securities Act") with the United States Securities and Exchange Commission (the "Commission"). For the purposes of giving this opinion, I have examined and relied upon such documents and made such inquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. I have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by me and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by me, (iii) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and (iv) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the United States of America and Canada. This opinion is to be governed by and construed in accordance with the laws of the United States and Canada.

Locate Technologies, Inc.
May 10, 2006

On the basis of and subject to the foregoing, I am of the opinion that the statements relating to certain United States and Canadian tax matters set forth under the caption "United States Federal Income Tax Considerations" and "Canadian Federal Income Tax Considerations" in the Registration Statement are true and accurate based on current law and practice at the date of this letter and that such statements constitute my opinion.

I hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to me under the captions "Legal Matters" contained in the Registration Statement.

Yours truly,

CONRAD C. LYSIAK
Conrad C. Lysiak

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